Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PUSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Panhandle Eastern Pipe Line Company, LP (the "Company") for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard N. Marshall, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge (i)  the Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended, except as otherwise noted under Item 9A therein, and (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  RICHARD N. MARSHALL
Richard N. Marshall
Vice President and Chief Financial Officer
August 9, 2011

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.